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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) . . . . . . May 15, 1997


                  GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

        ------------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        DELAWARE                         0-28238                54-1521616

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(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)            File No.)         Identification No.)



          22570 Markey Court, Suite 220, Dulles, Virginia  20166-6901

        ---------------------------------------------------------------
             (Address of principal executive offices and zip code)

Registrant's telephone number, including area code:   (703) 444-7931
                                                   -----------------

Note:  Exhibit Index requested by Item 601 of Regulation S-K appears on page
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     Item 5. Other Events
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     Effective on May 23, 1997, the Company's Common Stock and Class A Warrants
will be split on reverse basis 1 for 3. For each three shares of Common Stock outstanding prior to the reverse split, one new share of Common Stock will be issued. The Company's authorized Common Stock and par value will not be so split.

     For each three Class A Warrants outstanding prior to the reverse split, one new Class A Warrant will be issued. Each new Class A Warrant entitles the registered holder thereof to purchase one new share of Common Stock until May 13, 1999 at a new exercise price of $15.00 per share.

     Fractional Shares and fractional Class A Warrants will be rounded up to the nearest whole number.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 15, 1997

                                GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                                (Registrant)


                                By:     /s/ Oliver L. North
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                                        Oliver L. North, President